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Pricing Supplement Dated February 13, 1998		Rule 424(b)(3)
									  File No. 33-50333
(To Prospectus dated October 8, 1993 and
Prospectus Supplements dated August 1, 1995
and January 22, 1998)

THE BANK OF NEW YORK COMPANY, INC.

Subordinated Retail Medium-Term Notes
(U.S. $ Fixed Rate)
_________________________________________________________________

Trade Date: February 13, 1998 Original Issue Date: February 19,
1998
Principal Amount: $25,000,000 Net Proceeds to Issuer: $24,437,500
Issue Price: 100%             Agent's Capacity:
Selling Agent's			x Principal Basis      Agency Basis
Commission/Discount: 2.25%
Interest Rate: 6.50% per annum    Interest Payment Dates: Semi-
Maturity Date: February 19, 2013  Annually on August 19 and
February
  						    19 commencing August 19, 1998
_________________________________________________________________
___

Form:   	x	Book Entry
			Certificated

Redemption:
			The Notes cannot be redeemed prior to maturity
		x	The Notes may be redeemed prior to maturity on
			February 19, 2002 and semi-annually thereafter on
30 			calendar days notice

	Initial Redemption Date: February 19, 2002

	Initial Redemption Percentage: 100%

	Annual Redemption Percentage Reduction: N/A

Repayment:

		x	The Notes cannot be repaid prior to maturity
			The Notes can be repaid prior to
maturity at the option of the holder of the Notes

	Optional Repayment Date:  N/A

	Optional Repayment Price:  N/A

Discount Note: 	Yes		x  No

The covenant defeasance provisions of the Indenture described under "Description of Debt Securities -- Defeasance and Covenant
Defeasance" in the Prospectus will apply to the Notes.
								(continued on next page)

Paine Webber Incorporated

(continued from previous page)

The Notes described herein are being purchased by Paine Webber Incorporated (the "Agent"), as principal, on the terms and conditions described in the Prospectus Supplement under the caption "Plan of Distribution of Retail Medium Term Notes". The Notes will be sold to the public at varying prices relating to prevailing market prices at the time of resale as determined by the Agent. The net proceeds to the Company will be $24,437,500.